For Immediate Release Contacts: Courtney Guertin, Public Relations Specialist 401-457-9501 courtney.guertin@lintv.com

LIN TV Acquires Red McCombs Media

Acquisition of Online Advertising and Media Services Company Advances LIN TV’s Transformation into Digital Media Company

PROVIDENCE, October 6, 2009 – LIN TV Corp. (NYSE: TVL), a local television and digital media company, today announced the acquisition of Red McCombs Media, LP (“RM Media”), an online advertising and media services company based in Austin, Texas.

The acquisition significantly expands LIN TV’s local multi-platform offerings by providing national advertising and enhanced services, including targeted display, rich media, video advertising, custom-built vertical channels, search engine marketing, search engine optimization, and mobile marketing.

“RM Media advances LIN’s transformation from a local broadcaster to a digital media company with a national footprint,” said LIN TV’s President and Chief Executive Officer Vincent Sadusky. “RM Media was founded by innovative and entrepreneurial leaders who have a clear understanding of new media engagement and a first-to-market advantage.”

"This is an exciting opportunity for RM Media and our clients," said Jon Flatt, President of RM Media.  "RM Media’s foundation for success is, and will continue to be, providing unparalleled client service and achieving measurable results for our clients.  As part of LIN TV's digital media strategy, we will be able to benefit from important synergies and have greater resources for growth, enhanced service and innovation."

RM Media was founded in 2004 by Internet entrepreneur Jon Flatt who joined forces with business and media leader Red McCombs in 2005. Today, RM Media connects targeted audiences with advertisers and publishers based on demographic, psychographic and consumer behaviors to enhance branding and maximize client return on investment.

RM Media’s unique technology, new product innovation and customized online advertising solutions deliver measurable results to local, regional and national clients including several Fortune 500 companies. In August 2009, Inc. magazine announced that RM Media, for the second year in a row, was among the Inc. 5,000 fastest-growing private companies in the nation with three year sales growth of 230.6%.1

LIN TV's acquisition of RM Media will further diversify and augment the Company’s digital marketing and sales business, as well as providing new opportunities for growth. By integrating RM Media's in-depth online media properties with sophisticated technology, LIN TV will be well positioned to deliver and monetize a vast array of multimedia product offerings.

About LIN TV
LIN TV Corp., along with its subsidiaries, is a local multi-platform digital media company, owning and/or operating 27 nationally-affiliated broadcast network television stations in 17 U.S. markets, more than 50 interactive television station and niche web sites and mobile marketing solutions.

LIN TV is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.lintv.com.

Safe Harbor
This press release includes statements that constitute "forward-looking statements," including statements regarding our future plans and strategies, growth opportunities, and our future prospects. Forward-looking statements inherently involve risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, risks associated with the integration of acquired businesses, competition for audience and programming, government regulations and new technologies, that could cause our actual results to differ materially from the forward-looking statements.  Factors that could contribute to such differences include the risks detailed in our periodic reports filed with the Securities and Exchange Commission.  By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this press release.

###

1 Inc. 500/5000. The Fastest-Growing Private Companies. Published August 12, 2009.